EX-14

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
Jackson Variable Series Trust

We consent to the use of our report dated February 24, 2017 with respect to the financial statements of JNAM Guidance – Fixed Income 100 Fund and JNAM Guidance – Conservative Fund, each a series of Jackson Variable Series Trust as of December 31, 2016, incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Proxy Statement and Prospectus filed on Form N-14.
/s/ KPMG LLP
Chicago, Illinois
July 21, 2017